UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2023 (August 21, 2023)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 6, 2022, EQT Corporation (“EQT”) and its wholly owned subsidiary, EQT Production Company (the “Buyer” and, together with EQT, the “EQT Parties”), entered into a Purchase Agreement (the “Purchase Agreement”) with THQ Appalachia I, LLC (the “Upstream Seller”), THQ-XcL Holdings I, LLC (together with the Upstream Seller, the “Sellers”) and the subsidiaries of the Sellers named on the signature pages thereto (together with the Sellers, the “Tug Hill Parties”) pursuant to which the EQT Parties agreed to acquire (the “Acquisition”) the Sellers’ upstream oil and gas assets and gathering and processing assets through the Buyer’s acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC in exchange for $2.6 billion in cash and 55.0 million shares of EQT common stock (the “Stock Consideration”), in each case, subject to customary closing adjustments. Also as previously disclosed, on December 23, 2022 (the “A&R Execution Date”), the EQT Parties and the Tug Hill Parties entered into an Amended and Restated Purchase Agreement (the “A&R Purchase Agreement”), which amended and restated the Purchase Agreement in its entirety and, among other things, extended the Outside Date (as defined therein) from December 30, 2022 to December 29, 2023. The A&R Purchase Agreement also contains other amendments to the Purchase Agreement that are related to such extension, including modifications to certain purchase price adjustments and interim period operating covenants for the period beginning after the A&R Execution Date.

On August 21, 2023, consistent with EQT’s previously disclosed agreement with the U.S. Federal Trade Commission regarding the Acquisition, the EQT Parties and the Tug Hill Parties entered into an amendment to the A&R Purchase Agreement (the “Amendment”) pursuant to which the EQT Parties and the Tug Hill Parties agreed to, among other things, amend the form of Registration Rights and Shareholders’ Agreement (which is to be entered into, on the date on which the Acquisition closes, by EQT and certain affiliates and transferees of the Sellers who receive the Stock Consideration from the Sellers) to, among other things, remove the right of affiliates of the Sellers to designate a person to be included in the slate of nominees recommended by EQT’s board of directors to EQT’s shareholders for election as a director and to thereafter be styled as a Registration Rights Agreement.

The foregoing description of the Amendment does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 2.3.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
2.1*	Amended and Restated Purchase Agreement, dated December 23, 2022, by and among THQ Appalachia I, LLC, THQ-XcL Holdings I, LLC, the subsidiaries of the foregoing entities named on the signature pages thereto, EQT Production Company and EQT Corporation (incorporated by reference to Exhibit 2.1 to EQT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2022).

2.2	First Amendment to Amended and Restated Purchase Agreement, dated April 21, 2023, by and among THQ Appalachia I, LLC, THQ-XcL Holdings I, LLC, the subsidiaries of the foregoing entities named on the signature pages thereto, EQT Production Company and EQT Corporation.

2.3	Second Amendment to Amended and Restated Purchase Agreement, dated August 21, 2023, by and among THQ Appalachia I, LLC, THQ-XcL Holdings I, LLC, the subsidiaries of the foregoing entities named on the signature pages thereto, EQT Production Company and EQT Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. EQT Corporation hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: August 22, 2023	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary